EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-108652 and 333-146563 and Form S-3 Nos. 333-136822
and 333-142525) of Jesup & Lamont, Inc. (formerly Empire Financial Holding Company) of our report, based on our audit, dated March 28, 2008, relating to the consolidated financial statements of Jesup & Lamont, Inc. (formerly Empire Financial Holding Company), which report appears in the 2007 Annual Report on Form 10-KSB/A of Jesup & Lamont, Inc. (Formerly Empire Financial Holding Company).

/S/ MILLER, ELLIN & COMPANY, LLP
Miller, Ellin & Company, LLP

New York, New York
March 28, 2008